LOAN AGREEMENT
                    INDIANAPOLIS WATER COMPANY
                                AND
                   CITY OF INDIANAPOLIS, INDIANA
                     DATED AS OF APRIL 1, 1993

  The rights of the City of Indianapolis, Indiana, under this Agreement (except the right to receive payment for its expenses, the right to receive indemnities, the right to receive notices and rights relating to any amendments to this Agreement) have been assigned to National City Bank, Indiana, as Trustee under an Indenture of Trust dated as of the date of this Agreement, among Indianapolis Water Company, the City and the Trustee.


                         Table of Contents



  RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . .   1

  AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . .   2

  ARTICLE I      Definitions and Exhibits . . . . . . . . . .   2

       Section 1.1.  Terms Defined  . . . . . . . . . . . . .   2
       Section 1.2.  Rules of Interpretation. . . . . . . . .   4
       Section 1.3.  Exhibits.  . . . . . . . . . . . . . . .   4

  ARTICLE II     The Loan and The Project   . . . . . . . . .   5

       Section 2.1.  Municipality's Representations,
                      Warranties and Covenants. . . . . . . .   5
       Section 2.2.  Company's Representations, Warranties and
                      Covenants.  . . . . . . . . . . . . . .   5

  ARTICLE III    The Bonds, Use of Proceeds, The First
                 Mortgage Bonds   . . . . . . . . . . . . . .   7

       Section 3.1.  Agreement to Issue Bonds.  . . . . . . .   7
       Section 3.2.  Disbursements from Redemption Fund.  . .   7
       Section 3.3.  Investment of Construction Fund and Bond
                      Fund Moneys.  . . . . . . . . . . . . .   7
       Section 3.4.  Covenants with Respect to Arbitrage. . .   8
       Section 3.5.  Loan Payments and Other Amounts Payable.   8
       Section 3.6.  Obligation of Company Unconditional. . .  10

  ARTICLE IV     Particular Covenants of the Company  . . . .  10

       Section 4.1.  Consent to Assignment to Trustee.  . . .  10
       Section 4.2.  Payment of Expenses of Issuance of Bonds.   11

       Section 4.3.  Company to Maintain its Existence;
                      Conditions Under Which Exceptions
                      Permitted.  . . . . . . . . . . . . . .  11
       Section 4.4.  Further Assurances and Corrective
                      Instruments.  . . . . . . . . . . . . .  11
       Section 4.5.  Covenants of Company with Respect to Use
                      of Bond Proceeds. . . . . . . . . . . .  11
       Section 4.6.  Indemnification of Municipality and
                      Trustee.  . . . . . . . . . . . . . . .  12

  ARTICLE V Prepayment of First Mortgage Bonds  . . . . . . .  12

       Section 5.1.  Mandatory Prepayment of First Mortgage
                      Bonds in Event of Determination of
                      Taxability. . . . . . . . . . . . . . .  12
       Section 5.2.  Extraordinary Event Prepayment of First
                      Mortgage Bonds. . . . . . . . . . . . .  12
       Section 5.3.  Notice of Prepayment.  . . . . . . . . .  13

  ARTICLE VI     Events of Default and Remedies   . . . . . .  14

       Section 6.1.  Events of Default. . . . . . . . . . . .  14
       Section 6.2.  Remedies on Default. . . . . . . . . . .  15
       Section 6.3.  Application of Moneys. . . . . . . . . .  15
       Section 6.4.  Remedies Cumulative. . . . . . . . . . .  15
       Section 6.5.  Delay or Omission Not a Waiver.  . . . .  15
       Section 6.6.  Remedies Subject to Provisions of Law. .  15

  ARTICLE VII    Amendments to this Agreement   . . . . . . .  16

       Section 7.1.   Amendments to this Agreement. . . . . .  16

  ARTICLE VIII   Miscellaneous  . . . . . . . . . . . . . . .  16

       Section 8.1.   Binding Effect. . . . . . . . . . . . .  16
       Section 8.2.   Severability. . . . . . . . . . . . . .  16
       Section 8.3.   Amounts Remaining in Bond Fund. . . . .  16
       Section 8.4.   Amendments, Changes and Modifications.   16
       Section 8.5.   Execution in Counterparts.  . . . . . .  16
       Section 8.6.   Notices.  . . . . . . . . . . . . . . .  16
       Section 8.7.   References to Bonds Ineffective After
                       Bonds are Paid.  . . . . . . . . . . .  17
       Section 8.8.   Agreement for Benefit of Parties Hereto.   17
       Section 8.9.   Waiver. . . . . . . . . . . . . . . . .  17
       Section 8.10.  Captions and Table of Contents. . . . .  17
       Section 8.11.  Survival of Covenants, Representations
                       and Warranties.  . . . . . . . . . . .  17
       Section 8.12.  Applicable Law. . . . . . . . . . . . .  17
       Section 8.13.  Holidays. . . . . . . . . . . . . . . .  17

                          LOAN AGREEMENT

       This LOAN AGREEMENT has been executed as of April 1, 1993,
  by  and  between   INDIANAPOLIS  WATER   COMPANY,  an   Indiana
  corporation  (the  "Company"),  and the  CITY  OF INDIANAPOLIS,
  INDIANA (the "Municipality").


                             RECITALS

            1. Definitions of certain of the terms used in these Recitals are set out in Article I hereof and Article I of the Indenture.

            2. In 1974, the Company initiated a program of expansion of its Indianapolis water distribution facilities. A portion of those facilities, now known as the Thomas W. Moses Treatment Plant and described in detail on Exhibit A attached hereto (the "Project"), were financed through the City of Indianapolis, Indiana 6-1/4% Economic Development Water Facilities Revenue Bonds, 1974 Series (Indianapolis Water Company Project) (the "1974 Bonds").

            3. To finance a portion of the costs of the Project, the Company borrowed from the Municipality funds derived from the sale of the 1974 Bonds, and the Company, as evidence of its obligation to repay the funds, issued and delivered to the Municipality its First Mortgage Bonds, Economic Development Series A.

            4. The Company has determined that the 1974 Bonds can be refinanced at a net savings to the Company and has further determined that such refinancing will result in other benefits to the Company.

            5.   Pursuant to IC 5-1-5, IC  36-7-11.9 and IC 36-7-
  12, the Municipality is authorized and empowered to issue revenue bonds to refund and refinance revenue bonds previously issued by it. The Municipality is obtaining funds to loan to the Company to assist with the refunding and refinancing of the 1974 Bonds through the sale of $11,600,000 aggregate principal amount of City of Indianapolis, Indiana Economic Development Water Facilities Refunding Revenue Bonds, Series 1993 (Indianapolis Water Company Project).

            6. Pursuant to an Indenture of Trust dated as of the date of this Agreement, among the Company, the Municipality and National City Bank, Indiana of Indianapolis, Indiana, as Trustee, the Municipality will issue the Bonds and, as security for the payment of the Bonds and the performance of the obligations of the Municipality and the Company under the Indenture and the First Mortgage Bonds, the Municipality will assign the First Mortgage Bonds and its rights under this

  Agreement (except the right to receive payment for its expenses, the right to receive indemnities, the right to receive notices and rights relating to any amendments to this Agreement) to the Trustee. In addition, the principal of, premium, if any, and interest on the Bonds will be guaranteed by IWC Resources Corporation, an Indiana Corporation, pursuant to a Guaranty Agreement dated as of April 1, 1993. The Bonds will be payable solely out of the revenues and other amounts derived from the First Mortgage Bonds and under this Agreement and shall not in any respect be a general obligation of, an indebtedness of, or constitute a charge against the general credit of the Municipality, the State of Indiana, or any political subdivision thereof.


                            AGREEMENT

            In consideration of the premises and the mutual covenants contained herein, the Company and the Municipality agree as follows:


                             ARTICLE I

                     Definitions and Exhibits

            Section  1.1.    Terms  Defined.    As used  in  this
  Agreement,  the  following  terms  shall  have   the  following
  meanings unless the context otherwise requires:

            "Act" means IC 36-7-11.9 and IC 36-7-12, as from time to time amended.

            "Agreement"  means  this   Loan  Agreement  and   any
  amendment and supplement hereto.

            "Agreement Term" means the period commencing on the date of this Agreement and, subject to the provisions of this Agreement, ending on such date as the Bonds have been fully paid and retired or provision for such payment made as provided in the Indenture.

            "Authorized Company Representative" means a person designated to act on behalf of the Company by written certificate furnished to the Municipality and the Trustee containing the specimen signature of the person and signed on behalf of the Company by its President, any of its Vice-Presidents, its Chief Financial Officer, its Secretary or any of its Assistant Secretaries. The certificate may designate an alternate or alternates. The Authorized Company Representative may be an employee of the Company.

            "Bonds"  means  the  $11,600,000 aggregate  principal
  amount   of   the  City   of  Indianapolis,   Indiana  Economic

  Development  Water Facilities  Refunding Revenue  Bonds, Series
  1993 (Indianapolis Water Company Project).

            "Bond Fund" means the fund created in Section 402 of the Indenture.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Commission"   means    the   Indianapolis   Economic
  Development Commission, a development commission created by the Municipality pursuant to the Act.

            "Company"  means  Indianapolis   Water  Company,   an
  Indiana corporation, and its successors and assigns.

            "Counsel"  means  an   attorney-at-law  admitted   to
  practice in the highest court of any state (who may be counsel to the Trustee, the Municipality or the Company).

            "First Mortgage Bonds" means the First Mortgage Bonds issued under the Twenty-Second Supplemental Indenture to the Company's First Mortgage Indenture and designated Indianapolis Water Company First Mortgage Bonds, Economic Development Series E.

            "First Mortgage Indenture" means the First Mortgage Indenture dated as of July 1, 1936 between the Company and Fidelity Bank, National Association (formerly the Fidelity-Philadelphia Trust Company), Philadelphia, Pennsylvania, as trustee, as heretofore amended and supplemented by twenty-one supplemental indentures and as to be amended and as to be supplemented by the Twenty-Second Supplemental Indenture.

            "Guarantor"  means  IWC  Resources   Corporation,  an
  Indiana corporation.

            "Guaranty" means the Guaranty Agreement dated as of April 1, 1993 executed by the Guarantor under which the Guarantor guarantees the principal of, premium, if any and interest on the Bonds.

            "Indenture" means the Indenture of Trust, dated as of the date of this Agreement, among the Company, the Municipality and National City Bank, Indiana, Indianapolis, Indiana, as Trustee, relating to the Bonds, and any indenture supplemental thereto.

            "Loan" means the loan by the Municipality to the Company of the proceeds from the sale of the Bonds.

            "Majority"  means, when  used with  reference to  the
  Owners  or Holders  of Bonds  outstanding, in  excess of  (50%)
  fifty percent of the principal amount of Bonds outstanding.

            "Municipality"  means  the   City  of   Indianapolis,
  Indiana, and any successor.

            "1974 Bonds" means  the 6-1/4% City  of Indianapolis,
  Indiana  Economic Development  Water Facilities  Revenue Bonds,
  1974 Series  (Indianapolis Water Company Project).

            "Project" means the facilities described in Exhibit A hereto.

            "Purchaser"  means Smith  Barney, Harris Upham  & Co.
  Incorporated.

            "Redemption   Fund"  means   the  Fund   created  and
  established under Section 302 of the Indenture.

            "Trustee" means the trustee at the time serving under the Indenture.

            "Twenty-Second  Supplemental   Indenture"  means  the
  Supplemental Indenture dated as of April 1, 1993, between the Company and the First Mortgage Indenture Trustee, under which the First Mortgage Bonds are to be issued.


            Section  1.2.   Rules  of  Interpretation.   For  all
  purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) "This Agreement" means this instrument as originally executed and as it may from time to time be supplemented or amended.

            (b) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

            (c) The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

            (d) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

            (e) Any terms not defined herein but defined in the Indenture shall have the same meaning herein.

            (f) The terms defined elsewhere in this Agreement shall have the meanings therein prescribed for them.

            Section 1.3.  Exhibits.  The following Exhibits are a
  part of this Agreement:

            Exhibit A:     Description of the Project.

            Exhibit B:     Form  of   Twenty-Second  Supplemental
  Indenture.


                            ARTICLE II

                     The Loan and The Project

            Section   2.1.      Municipality's   Representations,
  Warranties and Covenants.

            (a)  The Municipality represents and warrants that:

            (i) The Municipality is a duly organized and existing municipal corporation and political subdivision of the State of Indiana, with full power and authority under the Act to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder.

            (ii) The   Municipality   has  duly   authorized  the
       issuance,  execution and  delivery  of the  Bonds and  the
       execution   and  delivery  of   this  Agreement   and  the
       Indenture.

            (b)  The Municipality covenants that:

            (i) The Municipality shall not take any action to interfere with any obligation it may have with respect to the Bonds, the proceedings authorizing the Bonds or this Agreement.

            (ii) The Municipality shall provide funds from the proceeds from the sale of the Bonds for the refinancing of the entire outstanding principal amount of the 1974 Bonds, and shall secure the payment of the Bonds by assigning this Agreement (except the right to receive payment for its expenses, the right to receive indemnities, the right to receive notices and rights relating to any amendment of this Agreement) and the First Mortgage Bonds to the Trustee pursuant to the Indenture.


            Section 2.2. Company's Representations, Warranties and Covenants. The Company makes the following representations and warranties (all as of the date on which this Agreement has been executed) and in addition, makes the following covenants:

            (a) It is a duly organized and existing corporation under the laws of the State of Indiana, has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated, and has full power and authority to issue the First Mortgage Bonds and to execute and deliver this Agreement and the Indenture; all actions necessary for the execution and delivery of the First Mortgage Bonds, this Agreement and the Indenture have been taken; and the First Mortgage Bonds will be a valid and binding obligation of the Company.

            (b) The execution, delivery and performance of this Agreement, the Twenty-Second Supplemental Indenture, the First Mortgage Bonds and the Indenture will not conflict with or result in a breach of, or a default under, the Company's Articles of Incorporation, By-Laws, or any material agreement or instrument to which the Company is a party or by which it is bound (excepting, however such agreements or instruments with respect to which the Company has been required to and has obtained waivers or consents) or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company, except for the lien of the Indenture and the First Mortgage Indenture.

            (c) Each item of property that is a part of the Project constitutes a component of a system whose purpose is the collection, treatment, and distribution of water to the general public for residential, commercial, agricultural and industrial purposes and for fire protection.

            (d) The "average maturity" of the Bonds (taking into account their issue prices) does not exceed 120% of the "average reasonably expected economic life" of the facilities financed with the proceeds of the Bonds (taking into account the respective cost of such facilities), all as determined in accordance with the provisions of Section 147(b) of the Code.

            (e) Neither the Project nor any component thereof constitutes a facility the primary purpose of which is retail food and beverage service, automobile sales or services, or the provision of recreation or entertainment, any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility, racetrack, airplane, sky box or other private luxury box, health club facility, facility used for gambling, or facility used for the sale of alcoholic beverages.

            (f) The Bonds are not and shall not be "federally guaranteed" as defined in Section 149(b) of the Code.

            (g) The Company is and will be the lawful owner of the Project and has and will have good and marketable title to the Project, subject to the lien of the First Mortgage

  Indenture.

            (h) The execution, delivery and performance by the Company of this Loan Agreement, the Twenty-Second Supplemental Indenture and the First Mortgage Bonds do not require the consent or approval of, the giving of notice of, the registration with, or the taking of any other action in respect of, any federal, state or other governmental authority or agency, not previously obtained or performed.

            (i) No litigation, arbitration proceedings or governmental proceedings are pending or threatened against the Company which would, if adversely determined, materially and adversely affect the financial condition or continued operations or properties of the Company and which the Company believes, after consulting with its counsel, are reasonably likely to be adversely determined.

            (j) The Company believes that the interest on the 1974 Bonds is excludable from gross income for purposes of federal income taxation and has received no information to the contrary from the City, the Trustee, the holder of any 1974 Bond or the Internal Revenue Service.

            (k) The Company will take no action (including specifically but without limitation, any action described in any agreement or certificate relating to tax matters and delivered in connection with the Bonds) which would (and will omit no action (including specifically but without limitation, any action described in any agreement or certificate relating to tax matters and delivered in connection with the Bonds) reasonably within its power, the omission of which would) cause the interest on the Bonds to become includable for Federal income tax purposes in the gross income of any Bondholder, other than a Bondholder who is a "substantial user" of the Project or a "related person" within the meaning and for the purpose of Section 147 of the Code.


                            ARTICLE III

       The Bonds, Use of Proceeds, The First Mortgage Bonds

            Section  3.1.  Agreement to Issue Bonds.  In order to
  provide funds to make the Loan, the Municipality shall issue the Bonds and sell them to the Purchaser and deposit the proceeds with the Trustee into the Redemption Fund.

            Section 3.2. Disbursements from Redemption Fund. The Indenture authorizes the Trustee to make payments from the Redemption Fund to the Trustee in its capacity as trustee with respect to the 1974 Bonds and solely for the purpose of discharging, redeeming and retiring the 1974 Bonds, provided, however, that any moneys remaining in the Redemption Fund after such discharge, retirement, redemption and termination shall be promptly released and distributed to the Company. Payment as aforesaid shall be made upon receipt by the Trustee of all materials and documents necessary to evidence to the satisfaction of the Trustee that the funds being disbursed hereunder are sufficient to discharge fully all obligations of the Company created and existing in connection with the 1974 Bonds, together with all instruments and documents necessary to evidence to the satisfaction of the Trustee the discharge of all liens and encumbrances arising and existing by reason of the 1974 Bonds.

            Section 3.3. Investment of Redemption Fund and Bond Fund Moneys. Any moneys held as part of the Bond Fund or the Redemption Fund shall be invested by the Trustee at the written direction of the Company in direct obligations of the United States of America or in other obligations backed by the full faith and credit of the United States of America.

            Section 3.4. Covenants with Respect to Arbitrage. The Company and the Municipality covenant to each other and to and for the benefit of the holders of the Bonds that no use will be made of the proceeds from the issue and sale of the Bonds which, if such use could have been reasonably expected on the date of issue of the Bonds, would have caused the Bonds to be classified as arbitrage bonds within the meaning of
  Section 103(b)(2) and Section 148 of the Code. As long as any Bonds are outstanding, the Municipality and the Company shall not violate the requirements of the Code relating to arbitrage bonds, and any regulations thereunder including the requirement of Section 148 of the Code relating to the rebate of certain amounts to the United States government. The Company will provide to the Trustee instructions relating to the permissible investment of Bond proceeds and instructions and computations (using investment information provided by the Trustee) relating to the amount required to be rebated to the United States, all in conformity with Section 148 of the Code. Subject to Section
  3.3 hereof, the Company reserves the right, however, to make any investment of proceeds permitted under the laws of the State of Indiana, if the sections of the Code relating to arbitrage bonds or the regulations thereunder are repealed or relaxed or are held void by final judgment of a court of competent jurisdiction, so long as the investment would not result in making the interest on the Bonds includable in the gross income of the holders thereof for purposes of Federal income taxation. In making investments, the Company may rely on an opinion of counsel of recognized competence in such matters. The Trustee may make any and all such investments through its own bond department.

            Section 3.5  Loan Payments and Other Amounts Payable.
  The Company agrees to repay the loan from the Municipality as follows:

            (a) Concurrently with the sale of the Bonds, the Company shall execute and deliver the First Mortgage Bonds to the Municipality, pursuant to which the Company shall make payments sufficient to pay when due (whether at maturity, upon call for redemption, by acceleration or otherwise) the principal of and premium, if any, and interest on the Bonds. The First Mortgage Bonds shall be issued as fully registered bonds registered in the name of the Trustee substantially in the form set forth in the Twenty-Second Supplemental Indenture that is attached hereto as Exhibit B. The First Mortgage Bonds shall not to any extent be transferable or assignable except as is required to effect the assignment to the Trustee or to effect the assignment or pledge of the Trust Estate to any successor trustee.

            (b) The Company shall also pay promptly upon demand when due (i) the reasonable and necessary fees and expenses of the Trustee (including attorney's fees and any reasonable and necessary fees and expenses in its capacity as Registrar) and any paying agent for services in connection with the Bonds as specified in Section 903 of the Indenture and (ii) the reasonable and necessary fees and expenses of the Municipality, including reasonable attorneys' fees, in connection with any default of the Company under this Agreement, the First Mortgage Bonds or the Indenture.

            (c) If the Company fails to make any of the payments required in this Section 3.5 or in the First Mortgage Bonds all unpaid items or installments shall continue as an obligation of the Company until fully paid.

            (d) All payments under this Section 3.5 shall be made by the Company directly to the Trustee in immediately available funds and the Trustee shall deposit all such payments into the Bond Fund, provided that payments under Section 3.5(b) shall be made by the Company directly to the person entitled thereto. The amount of any money in the Bond Fund which is either proceeds from the sale of any Bonds or earnings on investments made pursuant to the provisions of the Indenture which has been set aside by the Trustee, at the request of the Company, for payments of principal, whether at maturity or upon redemption, of the Bonds shall be credited against the obligation of the Company to pay the principal of the First Mortgage Bonds. The amount of any money in the Bond Fund which is either proceeds from the sale of any Bonds or earnings on investments made pursuant to the provisions of the Indenture which has been set aside by the Trustee for payments of interest on the Bonds shall be credited against the obligation of the Company to pay interest on the First Mortgage Bonds. The principal amount of any Bonds purchased by the Company and delivered to the Trustee, or purchased by the Trustee and cancelled, shall be credited against the obligation of the Company to pay the principal of the First Mortgage Bonds.

            (e) If on any principal or interest payment date for the Bonds, whether by maturity, redemption, acceleration or otherwise, the balance in the Bond Fund is insufficient to make the required payments of principal of and premium, if any, and interest on the Bonds on that date, the Company upon notice shall pay forthwith any deficiency to the Trustee.

            (f) The Company shall not be obligated to make any further payments under this Section 3.5, and the Company's liability to make payments under this Section 3.5 shall cease, at any time that the entire principal of and premium, if any, and interest on the Bonds shall have been fully paid in accordance with their terms and the provisions of Section 1201 of the Indenture (including, without limitation, principal, interest to maturity or earliest redemption date, as the case may be, expenses of redemption, redemption premiums, and fees and expenses of the Municipality, the Trustee and any paying agent and any other costs and fees required to be paid by the Company pursuant to this Agreement), or at any time that there shall be in the Bond Fund an amount sufficient to pay or redeem the Bonds in accordance with the provisions of Section 1201 of the Indenture (including, without limitation, principal, interest to maturity or earliest redemption date, as the case may be, expenses of redemption and redemption premiums, and fees and expenses of the Municipality, the Trustee and any paying agent and any other costs and fees required to be paid by the Company pursuant to this Agreement) and all other requirements of Section 1201 of the Indenture have been satisfied in full.

            Section  3.6.   Obligation of  Company Unconditional.
  The obligation of the Company to make the payments and to perform and observe its other agreements pursuant to this Agreement and the First Mortgage Bonds shall be absolute and unconditional and shall not be subject to reduction or delay by set-off, counterclaim, abatement or otherwise. Until such time as the principal of and premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with Section 1201 of the Indenture (including, without limitation, principal, interest to maturity or earliest redemption date, as the case may be, expenses of redemption, redemption premiums, and fees and expenses of the Municipality, the Trustee and any paying agent and any other costs and fees required to be paid by the Company pursuant to this Agreement), and all other requirements of Section 1201 of the Indenture have been satisfied in full, the Company (a) shall not suspend or discontinue any payments pursuant to this Agreement or the First Mortgage Bonds, (b) shall perform and observe all its other agreements contained in this Agreement and the First Mortgage Bonds, and (c) except as provided in Article V hereof, shall not terminate this Agreement or the First Mortgage Bonds for any cause. Nothing contained in this Agreement shall be construed to release the Municipality from the performance of any of its obligations; and in the event the Municipality shall fail to perform any such agreement on its part, the Company or the Trustee may institute such action against the Municipality as the Company may deem necessary to compel performance, provided that no such action shall (i) violate the agreements on the part of the Company contained in the first sentence of this Section 3.6 or
  (ii) diminish the amounts required to be paid by the Company pursuant to Section 3.5 hereof.


                            ARTICLE IV

               Particular Covenants of the Company

            Section 4.1. Consent to Assignment to Trustee. The Company acknowledges and consents to the assignment of the First Mortgage Bonds and of the Municipality's rights hereunder (except the right to receive payment for its expenses, the right to receive indemnities, the right to receive notices and rights relating to any amendments to this Agreement) to the Trustee pursuant to the Indenture. Except as otherwise provided herein, the Company shall pay to the Trustee all amounts payable under this Agreement and the First Mortgage Bonds, and the Company acknowledges that the Trustee may enforce the rights, remedies and privileges granted to the Municipality hereunder.

            Section  4.2.   Payment  of Expenses  of Issuance  of
  Bonds.     In  addition   to  its  payment   obligations  under
  Section 3.5 of this Agreement, the Company shall pay for all the reasonable costs and shall be liable and pay for any recording expenses, legal fees, printing expenses and other fees and expenses reasonably incurred or to be incurred by or on behalf of the Commission, the Municipality and the Trustee in connection with or as an incident to the issuance and sale of the Bonds or any amendment or supplement to this Agreement or the Indenture.

            Section 4.3. Company to Maintain its Existence; Conditions Under Which Exceptions Permitted. The Company shall during the term of this Agreement maintain its corporate existence and will be duly qualified to transact business in the State of Indiana and shall not voluntarily take, or omit to take, any action that would cause the Company to be dissolved, nor shall the Company sell, lease transfer or otherwise dispose of all or substantially all of its assets or consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it; except that the Company may consolidate with or merge into another corporation incorporated and existing under the laws of the

  United States of America or one of the states of the United States of America or permit one or more other corporations to consolidate with or merge into it or sell or otherwise transfer to another such other corporation all or substantially all of its assets as an entirety and may thereafter dissolve, provided, that immediately after such action there is no default under the First Mortgage Indenture, this Agreement or the Indenture, and further provided that if the Company is not the surviving, resulting or transferee corporation (the "Survivor"), the Survivor is (a) qualified to do business in the State of Indiana and (b) shall expressly assume and agree to perform all of the Company's obligations under this Agreement, the First Mortgage Bonds and the Indenture.

            Section 4.4. Further Assurances and Corrective Instruments. The Municipality and the Company shall execute and deliver, or cause to be executed and delivered, such supplements hereto and further instruments as may reasonably be required for carrying out the intention of or facilitating the performance of this Agreement.

            Section 4.5. Covenants of Company with Respect to Use of Bond Proceeds. The Municipality is issuing the Bonds pursuant to an exemption contained in the Code. It is the intention of the parties that the interest on the Bonds remain excludable from gross income for purposes of federal income taxation and to that end the Company covenants with the Municipality and with the Trustee for the benefit of the future Holders of the Bonds, that it will never, insofar as it is able, permit Bond proceeds to be expended or utilized in such a manner as to cause the loss of the exclusion from gross income for federal income tax purposes under Section 103 of the Code.

            Section 4.6. Indemnification of Municipality and Trustee. The Company shall indemnify and hold the Municipality and the Trustee harmless against any claim, loss, liability or expense incurred without gross negligence or bad faith or willful misconduct on the part of the Municipality or the Trustee arising out of or in connection with this Agreement, the First Mortgage Indenture, the Indenture or the Project, including reasonable attorneys' fees and the costs and expense of defense against any such claim or liability.


                             ARTICLE V

                Prepayment of First Mortgage Bonds

            Section 5.1.  Mandatory Prepayment of  First Mortgage
  Bonds in Event of Determination of Taxability. The Company shall prepay the amounts due under this Agreement and the First Mortgage Bonds in whole (or in part as provided below) prior to the expiration of this Agreement and prior to the full payment (or provision for full payment) of the Bonds on the earliest practicable date (selected by the Trustee) within one hundred and eighty (180) days following a Determination of Taxability (as defined in the Indenture). If there has been a Determination of Taxability but fewer than all of the Bonds are required to be redeemed under Section 501 of the Indenture, then the Company shall prepay the amounts due under this Agreement and First Mortgage Bonds only to the extent necessary to provide a sum sufficient to pay the principal and interest on the principal of the Bonds that are required to be redeemed.

            In the  event of an  obligation to prepay  under this
  Section 5.1, the Company shall pay to the Trustee a sum sufficient, together with other funds deposited into the Bond Fund and available for the purpose, to pay the principal and interest on the principal of the Bonds to be redeemed and all reasonable and necessary fees and expenses of the Trustee and any paying agent accrued and to accrue through the redemption date.

            Section 5.2. Extraordinary Event Prepayment of First Mortgage Bonds. The Company may, at its option, prepay the First Mortgage Bonds in whole but not in part, without redemption premium, within one year following the occurrence of any of the events specified in Section 502(a) or (b) of the Indenture by paying the Trustee a sum sufficient, together with other funds in the Bond Fund and available for that purpose, to pay (a) the principal of and interest upon all of the Bonds then outstanding, and (b) all reasonable and necessary fees and expenses of the Trustee and the paying agent accrued and to accrue through the redemption date.

            In  the case of a  Project Taking (as  defined in the
  Twenty-Second Supplemental Indenture), the First Mortgage Bonds may be redeemed in whole by the Company within one year after receipt of the proceeds received therefor. In the case of a Total Taking (as defined in the Twenty-Second Supplemental Indenture), that portion of the award or consideration which consists solely of cash shall be used to redeem first mortgage bonds, including the First Mortgage Bonds, within six months after the receipt thereof. In the event that the consideration or award to the Company for property so acquired by a governmental authority in the case of a Total Taking includes property other than cash, that portion of such property which is ratably applicable to the First Mortgage Bonds shall within sixty days after receipt thereof be sold for cash and the proceeds of such sale shall within six months after such Total Taking be used for redemption of the First Mortgage Bonds. In the event of a Total Taking, the First Mortgage Bonds may also be redeemed in whole, but not in part, at the option of the Company, to be exercised within one year after such purchase or taking, at one hundred percent (100%) of the principal amount thereof, together with accrued interest to the date of redemption. In the event that less than all of the Bonds are to be redeemed, the particular Bonds or portions thereof to be redeemed shall be selected by lot or by such other random means as the Trustee shall determine in its discretion.

            Section 5.3. Notice of Prepayment. To exercise prepayment under Section 5.2, the Company shall give written notice to the Trustee at least 60 days but not more than 90 days prior to a specified date of the prepayment. To prepay under Section 5.1, to the extent the Company is required to give notice, the Company shall give written notice to the Trustee within 30 days after the event requiring the prepayment specifying the date of the prepayment, which shall in no event be later than the date set by the Trustee for redemption of the Bonds in the Trustee's notice to the Holders of the Bonds given under Section 503 of the Indenture. If the Company fails to give timely notice of a prepayment with respect to a prepayment under Section 5.2, the Trustee shall give written notice to the Company specifying a date of prepayment not less than 15 days nor more than 60 days from the date that notice is mailed.

                            ARTICLE VI

                  Events of Default and Remedies

            Section  6.1.  Events of Default.  The occurrence and
  continuance of any of the following events shall constitute an "Event of Default" hereunder:

            (a) Default in the due and punctual payment of any installment of principal of or redemption premium, if any, on the First Mortgage Bonds whether at stated maturity, upon required prepayment, acceleration or otherwise;

            (b) Default in the due and punctual payment and for a period of five (5) days thereafter of any interest on the First Mortgage Bonds;

            (c) The dissolution or liquidation of the Company unless such dissolution or liquidation is permitted by this Agreement;

            (d) Failure by the Company to observe and perform any covenant, condition or agreement in this Agreement on its part to be observed or performed other than those referred to in Section 6.1(a), (b) or (c) for a period of sixty days after written notice, specifying the failure and requesting that it be remedied, given to the Company by the Trustee, unless the Trustee agrees in writing to an extension of the time prior to its expiration; provided, however, that with respect to this clause (d), if such failure of performance shall be such that it cannot be corrected within such period, it shall not constitute an Event of Default if: (i) such failure of performance, in the reasonable opinion of the Trustee, is correctable without material adverse effect on the Bonds;
  (ii) corrective  action is instituted  by or  on behalf  of the

  Company within such period and diligently pursued until such failure of performance is corrected; and (iii) in the reasonable opinion of the Trustee, correction of such failure of performance has not taken an unreasonable amount of time. The Trustee may request (and may rely upon) from the Company a certificate to the effect that the Company has instituted corrective action and will diligently pursue such action and believes that its failure of performance can be corrected through such action.

            (e) A decree or order shall have been entered by a court of competent jurisdiction constituting an order for relief under the Bankruptcy Code or adjudging the Company insolvent or approving as properly filed a petition seeking reorganization of the Company under the Bankruptcy Code or any other federal or state law relating to bankruptcy or insolvency or appointing a receiver or decreeing or ordering the winding up or liquidation of the affairs of the Company or the sequestration of a substantial part of the property of the Company, and any such decree or order shall remain in force undischarged and unstayed for period of ninety days.

            (f) The Company shall file a petition seeking relief under the Bankruptcy Code or shall suffer the imposition of an order thereunder or shall institute or consent to the institution of bankruptcy or insolvency proceedings against it or shall file a petition or answer or consent seeking reorganization or relief (other than as a creditor) under the Bankruptcy Code or any other federal or state law relating to bankruptcy or insolvency or shall consent to the filing of any such petition or shall consent to the appointment of a receiver or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due or shall fail to pay its debts generally as they become due, or action shall be taken by the Company in furtherance of any of the aforesaid purposes.

            (g) An Event of Default as defined in Section 801 of the Indenture shall have occurred.

            (h) An Event of Default as defined in Section 4.1 of the Guaranty shall have occurred.

            Section 6.2. Remedies on Default. Whenever any Event of Default referred to in Section 6.1 shall have happened and be continuing, the Trustee may, and upon the written request of the owners of not less than 25% of the aggregate principal amount of the Bonds then outstanding shall, declare the First Mortgage Bonds and all amounts payable thereunder, whether by acceleration of maturity or otherwise, to be immediately due and payable.

            Section  6.3.   Application  of Moneys.   All  moneys
  collected by the Trustee under Section 6.2 shall be applied as specified in the Indenture.

            Section 6.4.  Remedies Cumulative.  No remedy granted
  by this Agreement is intended to be exclusive of any other remedy. All available remedies shall be cumulative.

            Section 6.5. Delay or Omission Not a Waiver. No delay or omission of the Trustee to exercise any right or power accruing upon any Event of Default shall impair the right or power, or shall be construed to be a waiver of the Event of Default or an acquiescence therein. Every power and remedy may be exercised as often as the Trustee deems expedient.

            Section 6.6. Remedies Subject to Provisions of Law. All rights, remedies and powers provided by this Article may be exercised only to the extent that their exercise does not violate any applicable provision of law. All the provisions of this Article are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable under the provisions of any applicable law.


                            ARTICLE VII

                   Amendments to this Agreement

            Section  7.1.   Amendments to  this Agreement.   This
  Agreement may be amended in accordance with Article XI of the Indenture.


                           ARTICLE VIII

                          Miscellaneous

            Section 8.1. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Municipality, the Company and their respective successors and assigns, subject to the limitations in Sections 4.3 and 8.4.

            Section 8.2. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, that holding shall not invalidate or render unenforceable any other provisions hereof.

            Section 8.3. Amounts Remaining in Bond Fund. Any amounts remaining in the Bond Fund upon expiration or termination of this Agreement in accordance with the Indenture shall belong to and be paid to the Company by the Trustee.

            Section 8.4.  Amendments, Changes  and Modifications.

  After the Bonds are issued and before they are paid in full (or provision for payment in full is made), this Agreement may not be amended, assigned or terminated without the written consent of the Trustee.

            Section  8.5.    Execution  in  Counterparts.    This
  Agreement may be executed in several counterparts, each of which shall be an original.

            Section 8.6. Notices. All notices, certificates, payments or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, or overnight express mail addressed as follows: if to the Municipality, at the City-County Building, Indianapolis, Indiana, 46204, Attention of its Controller; if the Company or to the Guarantor, at 1220 Waterway Boulevard, Indianapolis, Indiana, 46202, Attention of its Treasurer; and if to the Trustee, at 101 West Washington Street, Suite 655, Indianapolis, Indiana 46255, Attention of the Corporate Trust Department; or to such other addresses as may hereafter be furnished by notice.

            Section 8.7. References to Bonds Ineffective After Bonds are Paid. Upon payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and payment of all fees and charges of the Municipality, Trustee and any paying agent, all references in this Agreement to the Bonds and the Trustee shall be ineffective and neither the Trustee nor the holders of the Bonds shall thereafter have any rights hereunder, except those that shall have theretofore vested.

            Section  8.8.    Agreement  for  Benefit  of  Parties
  Hereto. Nothing in this Agreement, express or implied, is intended to give to any person other than the parties hereto and the holder of the First Mortgage Bonds, any right, remedy or claim under or by reason of this Agreement.

            Section 8.9. Waiver. No waiver of any of the provisions of this Agreement shall be effective and binding unless set forth in a written notice and no waiver of one provision shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver or a waiver of such provision in any other instance.

            Section 8.10. Captions and Table of Contents. The captions herein and the Table of Contents are inserted only as a matter of convenience and do not in any way define, limit, construe or describe the scope or intent of this Agreement or any section thereof or in any other way affect this Agreement.

            Section 8.11. Survival of Covenants, Representations and Warranties. All covenants, representations and warranties made by the Company and the Municipality contained herein or in any other document, certificate or instrument delivered in connection with the sale of any of the Bonds shall be continuing and shall survive delivery of the Bonds and the other transactions contemplated by this Agreement and the Indenture.

            Section 8.12.  Applicable  Law.  This Agreement shall
  be governed by and construed in accordance with the laws of the State of Indiana.

            Section  8.13.  Holidays.  Where a date of payment on
  the First Mortgage Bonds is not a Business Day, then payment may be made on the first Business Day thereafter.

            IN WITNESS WHEREOF, the Municipality and the Company have caused this Agreement to be executed all as of the date first above written.


                           CITY OF INDIANAPOLIS, INDIANA



  (SEAL)
  By:____________________________________
                              Stephen Goldsmith, Mayor



  ____________________________________
  Beverly S. Rippy, Clerk


                           INDIANAPOLIS WATER COMPANY



                           By:__________________________________
                              J. A. Rosenfeld
                              Senior Vice President and Treasurer




  ___________________________________
  Joseph W. Jordan, Secretary